Exhibit 10.5

PHARMA BIO-SERV, INC.
33 Méndez Vigo, Suite 110
Dorado, PR 00646
(787) 278-2709

January, 2007

Ms. Elizabeth Plaza
363 Dorado Beach East
Dorado, Puerto Rico 00646-2096

Re: Employment Agreement

Dear Elizabeth:

This letter (the “Amendment”) will constitute an amendment to your employment agreement (the “Agreement”) dated as of January 25, 2006, by and among Pharma-Bio Serv, Inc., a Delaware corporation formerly known as Lawrence Consulting Group, Inc., Plaza Consulting Group, Inc., the wholly-owned subsidiary of Pharma-Bio Serv, Inc., and you.

1.  All terms defined in the Agreement and used in this Amendment shall have the same meanings in this Amendment as in the Agreement.

2.  Section 1(c) of the Agreement is amended to read as follows:

“(c) The “Employment Term” shall mean the period commencing on the date of this Agreement and ending on December 31, 2007, unless terminated earlier pursuant to Section 5 of this Agreement.”

3.  The second sentence of Section 1(d) of the Agreement is amended to read as follows:

“The “Consulting Term” shall mean the period which commences immediately following the Employment Term and ends on January 31, 2009.”

4.  Except as amended by this Amendment, the Agreement shall remain in full force and effect.

Please confirm your agreement with the Amendment by signing the Amendment and returning it to the Company.

Very truly yours, PHARMA-BIO SERV, INC.

By:	/s/ Manuel O. Morera
Manuel O. Morera, CFO

PLAZA CONSULTING GROUP, INC.

By:	/s/ Manuel O. Morera
Manuel O. Morera, CFO

/s/ Elizabeth Plaza
Elizabeth Plaza